10-12G 1 wealth1012g.htm FORM 10-12G REGISTRATION STATEMENT

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

(Amendment No. 1)

GENERAL FORM FOR REGISTRATION OF SECURITIES

UNDER SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number 000-55027

Wealth Acquisition, Inc.

(Name of Small Business Issuer in its charter)

Delaware	I.R.S. Employer Identification Number
(State or other jurisdiction of	00-0000000
incorporation or formation)

c/o Jeffrey DeNunzio
780 Reservoir Avenue, #123
Cranston, RI 02910	02910
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (401)-641-0405

Fax number: (401)-633-7300

Email: teakwood5@cox.net

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Name of Exchange on which to be so
Title of each class	registered each class is to be registered

Common Stock, $.0001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer or a small reporting company. See definition of large accelerated filer, accelerated filer and small reporting company in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer [ ] Accelerated filer [ ] Non-accelerated filer [ ] Small reporting company [X]

ITEM 1. BUSINESS

(a) Business Development

Wealth Acquisition, Inc. (we, us, our, the "Company" or the "Registrant") was incorporated in the State of Delaware on July 22, 2013. Since inception, which was July 22, 2013, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a business combination and has made no efforts thus far to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with, an existing company.

As of the most recent audited period, the Company has generated no revenues or earnings from operations, possesses no substantial assets or financial resources and has no cash on hand. The Independent Auditor's Report for the period ended July 31, 2013, included in this Form 10, indicates that there are a number of factors that raise substantial doubt about the Company’s ability to continue as a going concern. Such doubts identified in the report include the fact (i) that the Company has not established any source of revenue to cover its operating costs; (ii) that the Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured; (iii) that the Company will offer noncash consideration and seek equity lines as a means of financing its operations; (iv) that if it the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

The Company is an “emerging growth company” (“EGC”), that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act (the JOBS Act), that eases restrictions on the sale of securities; and increases the number of shareholders a company must have before becoming subject to the U.S. Securities and Exchange Commissions (SEC’s) reporting and disclosure rules (See Emerging Growth Companies Section Below).

(b) Business of Issuer

The Company, based on proposed business activities, is a "blank check" company. The U.S. Securities and Exchange Commission (the SEC) defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51)-1 of the Securities Exchange Act of 1934, as amended (the Exchange Act), and that has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. or other entity or person." Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a shell company, because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

There are different situations for private companies which may make a reverse merger more attractive to an operating private company than filing its own Form 10. It takes significant time and effort just to be able to learn to file the necessary documents through the Edgar data base especially if the operating company has not invested in filing software to streamline the process which is expensive. We believe that small companies are usually in a hurry to raise capital and some investors require that the private companies they invest in are or become SEC reporting. The reason being is that some investors desire to have an exit strategy and a reverse merger with a Form 10 shell is perceived to be one step closer to liquidity.

In contrast with a Form 10 shell company, a merger with a legacy shell company that has a significant shareholder base and is trading may have poignant liabilities including previous disgruntled shareholders that may suppress the stock price upon merger with an operating company. In addition, the surviving company may not qualify post- reverse merger as an emerging growth company under the Jobs Act if the legacy shell company had a registration statement declared effective on or before December 8, 2011 and the first sale of common equity occurred on or before December 8, 2011. Due diligence is slow and may be complicated by many different factors.

In contrast with a Form 10 shell company, a merger with a development stage company, a shell company with an existing business plan and minimum shareholder base and free trading stock necessary to achieve a ticker symbol and begin trading is very expensive compared to a Form 10 shell company notwithstanding the consideration a private company would have to provide to us and the fact that we would not provide such company with a shareholder base. In addition a private operating company incurs the risk that development stage company may be deemed to be a Footnote 32 shell company by the SEC. The risk is that a private operating company unknowingly merging with and into a Footnote 32 shell company may result in the private operating company becoming the witness, subject or target of an SEC complaint for fraud. This could occur in a situation where the SEC has reasonable evidence to support a claim that the original business plan in the shell company was truly to sell the shell company for gain, disguised under a business plan the originators never sought to carry out.

The analysis of new business opportunities will be undertaken by or under the supervision of Jeffrey DeNunzio, the sole officer and director of the Registrant. As of this date, the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. The Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Registrant will consider the following kinds of factors:

(a)	Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b)	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c)	Strength and diversity of management, either in place or scheduled for recruitment;

(d)	Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e)	The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;

(f)	The extent to which the business opportunity can be advanced;

(g)	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

(h)	Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant's limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Additionally, Wealth Acquisition, Inc. will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be a merger or acquisition candidate for Wealth Acquisition, Inc. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Wealth Acquisition, Inc. and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Wealth Acquisition, Inc. will also compete with numerous other small public companies in seeking merger or acquisition candidates.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files a registration statement under the Securities Act. Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. Shares of our common stock cannot be sold under the exemptions from registration provided by Rule 144 under or Section 4(1) of the Securities Act (“Rule 144”) so long as the Company is designated a “shell company” and for 12 months after it ceases to be a “shell company”, provided the Company otherwise is in compliance with the applicable rules and regulations. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

If the Company engages in a registration statement offering our securities for sale as a blank check company or with a company that would still be considered a shell company or blank check company, our securities will require registration subject to Rule 419. The Securities and Exchange Commission has adopted a rule (Rule 419) which defines a blank check company as (i) a development stage company, that is (ii) offering penny stock, as defined by Rule 3a51-1, and (iii) that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. Should we file a registration statement offering of our securities for sale before we complete a business combination with an operating company, the Company would be considered a blank check company within the meaning of Rule 419 and any sales of the stock issued in the offering would require a registration under the Securities Act of 1933, as amended, furthermore, the registered securities and the proceeds from an offering subject to Rule 419 require the following:

a)	Deposit and investment of proceeds

All offering proceeds, after deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances, and amounts permitted to be released to the registrant shall be deposited promptly into the escrow or trust account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the registrant.

b)	Deposit of securities

All securities issued in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the escrow or trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities.

c)	Release of deposited and funds securities

Post-effective amendment for acquisition agreement. Upon execution of an agreement(s) for the acquisition(s) of a business(es) or assets that will constitute the business (or a line of business) of the registrant and for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of any securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, the registrant shall file a post-effective amendment disclosing the entire transaction.

Mr. DeNunzio, the sole officer, director and shareholder has no intentions of engaging in any transactions with respect to the Company's Common Stock except in connection with or following a business combination resulting in the Company no longer being defined as a blank check issuer. Any transactions in our Common Stock by said shareholder will require compliance with the registration requirements under the Securities Act of 1933, as amended.

Furthermore, if we publicly offer any securities as a condition to the closing of any acquisition or business combination while we are a blank check or shell company, we will have to fully comply with SEC Rule 419 and deposit all funds in escrow pending advice about the proposed transaction to our stockholders fully disclosing all information required by Regulation 14 of the SEC and seeking the vote and agreement of investment of those stockholders to whom such securities were offered; if no response is received from these stockholders within 45 days thereafter or if any stockholder elects not to invest following our advice about the proposed transaction, all funds that must be held in escrow by us under Rule 419, as applicable, will be promptly returned to any such stockholder. All securities issued in any such offering will likewise be deposited in escrow, pending satisfaction of the foregoing conditions. In addition, if we enter into a transaction with a company that would still be considered a shell company or blank check company, the exemption from registration available from Rule 144, for the resales of our securities by our shareholders, would not be available to us.

In addition, the ability to register or qualify for sale any shares of stock for both initial sale and secondary trading would be limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, may not register the shares for sale in their states. Because of such regulations and other restrictions, the Company's selling efforts, if any, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the shares have been registered thus limiting the issuers ability to complete this offering.

FORM OF ACQUISITION

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Registrant. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. We anticipate difficulty in obtaining financing from other sources since we have no income and zero cash reserves. We are presently reliant on capital contributions towards expenses from our sole officer and director, Jeffrey DeNunzio. Our sole officer and director, has not guaranteed that he will continue to support our capital needs. Therefore, we may not have the ability to continue as a going concern.

In addition, depending upon the transaction, the Registrants current stockholders may be substantially diluted to less than 20% of the total issued and outstanding shares of the surviving entity and possibly even eliminated as stockholders by an acquisition.

The present stockholders of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. As part of such a transaction, all, or a majority of, the Registrant's directors may resign and one or more new directors may be appointed without any vote by stockholders.

The Company anticipates that prior to consummating any acquisition or merger, the Company, if required by relevant state laws and regulations, will seek to have the transaction approved by stockholders in the appropriate manner. Certain types of transactions may be entered into solely by Board of Directors approval without stockholder approval. Under Delaware law, certain actions that would routinely be taken at a meeting of stockholders, may be taken by written consent of stockholders having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders. Thus, if stockholders holding a majority of the outstanding shares decide by written consent to consummate an acquisition or a merger, minority stockholders would not be given the opportunity to vote on the issue. If stockholder approval is required, the Board will have discretion to consummate the transaction by written consent if it is determined to be in the Company’s best interest to do so. Regardless of whether an acquisition or merger is approved by Board action alone, by written consent or by holding a stockholders' meeting, the Company will provide to its stockholders complete disclosure documentation concerning the potential target including requisite financial statements. This information will be disseminated by proxy statement in the event a stockholders' meeting is held, or by an information statement if the action is taken by written consent.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. We estimate such cost to be approximately $10,000. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

We presently have no employees apart from our management, which consists of one person, our sole officer and director, Mr. Jeffrey DeNunzio. Our sole officer and director is engaged in outside business activities and anticipates that he will devote to our business approximately five (5) hours per week until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Furthermore, the analysis of new business opportunities will be undertaken by or under the supervision of Jeffrey DeNunzio, the sole officer and director of the Company, who is not a professional business analyst and in all likelihood will not be experienced in matters relating to the target business opportunity. The inexperience of Mr. DeNunzio and the fact that the analysis and evaluation of a potential business combination is to be taken under his supervision may adversely impact the Company’s ability to identify and consummate a successful business combination. There is no guarantee that Mr. DeNunzio will be able to identify a business combination target that is suitable for the Company. Jeffrey DeNunzio, the sole officer and director of the company, may hire third parties to conduct an analysis for a target company or any other business opportunities.

(c) Reports to security holders.

(1)	The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.

(2)	The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

(3)	The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

EMERGING GROWTH COMPANY

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

(a) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;
(b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;
(c) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or
(d) the date on which such issuer is deemed to be a large accelerated filer, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto..

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

ITEM 1A. RISK FACTORS

The company qualifies as a smaller reporting company, as defined by § 229.10(f)(1) and is not required to provide the information required by this Item.

ITEM 2. FINANCIAL INFORMATION

SELECTED FINANCIAL DATA

The company qualifies as a smaller reporting company, as defined by § 229.10(f)(1) and is not required to provide the information required by this Item.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. We are an emerging growth company (EGC) that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act (the JOBS Act), that eases restrictions on the sale of securities; and increases the number of shareholders a company must have before becoming subject to the U.S. Securities and Exchange Commissions (SEC’s) reporting and disclosure rules (See Emerging Growth Companies section above). Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.  We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We do not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury or with additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors.

During the next 12 months we anticipate incurring costs related to:

(i)	filing of Exchange Act reports (legal, accounting and auditing fees) in the amount of approximately $5,000; and

(ii)	costs relating to consummating an acquisition in the amount of approximately $10,000 to pay for legal fees and audit fees; costs related to retaining third person parties for finding a potential business combination in the amount of approximately $5,000. These costs all will be paid for by the Company’s sole Officer and Director, Jeffrey DeNunzio.

We believe we will be able to meet the costs of filing Exchange Act reports during the next 12 months through use of funds to be loaned to or invested in us by Mr. Jeffrey DeNunzio, our sole officer, director and shareholder, or other investors. However, there is no guarantee that such additional funds will be made available to us or on terms that are favorable to us. If we enter into a business combination with a target entity, we will require the target company to pay the acquisition related fees and expenses as a condition precedent to such an agreement. To date, we have had no discussions with our sole shareholder, officer and director, Mr. Jeffrey DeNunzio, or other investors, regarding funding and no funding commitment for future expenses has been obtained. If in the future we need funds to pay expenses, we will consider these and other yet to be identified options for raising funds and/or paying expenses. Obviously, if Mr. DeNunzio, or other investors, does not loan to or invest sufficient funds in us, then we will not be able to meet our SEC reporting obligations and will not be able to attract a private company with which to combine.

We are in the development stage and have negative working capital, negative stockholder’s equity and have not earned any revenues from operations to date. These conditions raise substantial doubt about our ability to continue as a going concern. We will be devoting our efforts to locating merger candidates upon effectiveness of this Form 10 registration statement. Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. Our management believes that the public company status that results from a combination with the Company will provide such company greater access to the capital markets, increase its visibility in the investment community, and offer the opportunity to utilize its stock to make acquisitions. However, there is no assurance that the Company will have greater access to capital due to its public company status, and therefore a business combination with an operating company in need of additional capital may expose the Company to additional risks and challenges. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

We have, and will continue to have, no capital with which to provide the owners of business entities with any cash or other assets. However, we offer owners of target businesses the opportunity to acquire a controlling ownership interest in a reporting company without the time required to become a reporting company by other means. Nevertheless, upon affecting an acquisition or merger with us, there will be costs and time required by the target business to provide comprehensive business and financial disclosure, such as the terms of the transaction and a description of the business and management of the target business, among other things, and will include audited consolidated financial statements of the Company giving effect to the business combination, as part of a filing on Form 8-K.

Our sole officer and director has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. These risks include potential lack of funding, lack of an audit team or other important personnel that can not be afforded, or even possible bankruptcy due to high start up costs. In addition, we may affect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that we will likely be able to affect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our managements plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

Current economic and financial conditions are volatile and affect the selection of a business combination and increase the complex ability of the Company’s goals. Business and consumer concerns over the economy, geopolitical issues, the availability and cost of credit, the U.S. financial markets and the national debt have contributed to this volatility. These factors, combined with declining and failing businesses, reduced consumer confidence and increased unemployment, have caused a global slowdown. We cannot accurately predict how long these current economic conditions will persist; whether the economy will deteriorate further and how we will be affected.

Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, our management believes that there are the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

We intend to search for a target business combination by contacting various sources including, but not limited to, our affiliates, lenders, investment banking firms, private equity funds, financial advisors and similar persons, accounting firms and attorneys, notwithstanding us contacting any business directly. The approximate number of persons or entities that will be contacted is unknown and dependent on whether any opportunities are presented by the sources that we contact. However, there is no assurance that we will locate a target company for a business combination.

Liquidity

We have no known demands or commitments and are not aware of any events or uncertainties as of July 31, 2013 that will result in or that are reasonably likely to materially increase or decrease our current liquidity.

Capital Resources.

We had no material commitments for capital expenditures as of July 31, 2013.

Off Balance Sheet Arrangements.

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

ITEM 3. PROPERTIES

             We neither rent nor own any properties. Until we pursue a viable business opportunity and recognize income, we will not seek office space. We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this registration statement, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of our common stock.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class

Jeffrey DeNunzio (1) 780 Reservoir Avenue, #123	20,000,000	100%
Cranston, RI 02910 _________________________

(1) Jeffrey DeNunzio serves as President, Secretary, Treasurer and Director of the Company.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

A. Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position(s)

Jeffrey DeNunzio	22	President, CEO, Secretary, Treasurer and Director

Jeffrey DeNunzio, President, Secretary, Treasurer and Director

Jeffrey DeNunzio, age 22, acts as President, CEO, Secretary, Treasurer and Director for the Company since its formation on July 22, 2013. Mr. DeNunzio attended Roger Williams University beginning in 2008 and graduated Cum Laude in 2012, with a double major in Legal Studies and Psychology. Prior to this time there is no material information relevant to the evaluation of the ability of the director. From March 2009 to present he has acted as a research specialist with Z Holdings Group, Inc. fka LMIC, Inc. , a Delaware development stage corporation, and resurrected the defunct corporate charter of the company, bringing LMIC back into good standing with the Delaware Secretary of State. Additionally, he has consulted in the origination of Big Time Acquisition, Inc., an SEC Delaware reporting Form 10 blank check Company and assisted in preparation of SEC filings. For both LMIC and Big Time Acquisition Inc., which is mentioned in the following, he did so working as a consultant alongside his father, Mr. Thomas DeNunzio. In 2012 he also originated Form 10 blank check shell Company, Gold Bullion Acquisition Inc. which he recently resigned from as President and Director this January of 2013. Additionally, in 2013 he originated Form 10 blank check shell Company, Gold Eagle Acquisition, Inc. which he resigned from as President and Director this past June of 2013.

B. Significant Employees. None.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past ten years.

E. The Board of Directors acts as the Audit Committee, and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

Prior and Current Blank Check Company Experience

Jeffrey DeNunzio, our sole officer and director, is not an officer or director of any other blank check shell companies although as described previously, he has experience in the field.

The business purpose of this blank check company as well as the previous blank check companies that Mr. DeNunzio was involved with, known as “Gold Bullion Acquisition, Inc,” and Gold Eagle Acquisition Inc. were to engage in a business merger or acquisition with an unidentified company or companies.

Mr. DeNunzio is also a consultant for Z Holdings Group, Inc.,(“ZHLD”) a publicly traded SEC reporting blank check company. ZHLD is timely in their reporting obligations. Mr. DeNunzio has no compensation structure with ZHLD and has not received any remuneration to date. Mr. DeNunzio is not the legal owner of any securities of ZHLD. His mother, Lisa DeNunzio is deemed to be the indirect beneficial owner and control shareholder of securities held jointly through a limited liability company with his uncle Scot Scheer who is the president and director of ZHLD. Ms. DeNunzio and Mr. Scheer have not granted authority to vote or to trade securities owned by them to Mr. DeNunzio.

As a consultant for Big Time Acquisition, Inc., a blank check company, Mr. DeNunzio assisted in the origination of a Form 10 registration statement for founders Mr. Scheer and Ms. DeNunzio. As assistant consultant to his father, Mr. DeNunzio subsequently merged ZHLD into Big Time Acquisition, Inc. whereas ZHLD became the surviving entity and continued on with the same business plan as Big Time Acquisition, Inc. and ZHLD remains a shell company.

The information in the table below summarizes all of the blank check companies, which filed a registration statement on a Form 10-12G, with which Mr. DeNunzio currently serves or has served as an officer of within the past five years. In all instances that a business combination is transacted with one of these companies, it is required to file a Current Report on Form 8-K describing the transaction.

Name	Filing Date Registration Statement	Operating Status	SEC File Number	Business Combinations	Additional Information
TOA Holdings, Inc. Date of incorporation: September 11, 2012	10/9/2012	Effective	000-1558085	Share Exchange Agreement was executed between Mr. Jeffrey DeNunzio and Mr. Hajime Abe.	Jeffrey DeNunzio resigned as the sole officer and director in January, 2013, and sold 100% of his shares for $34,900
Toshoan Holdings, Inc. Date of incorporation: January 24, 2013	2/7/2013	Effective	000-1567860	Share Exchange Agreement was executed between Mr. Jeffrey DeNunzio and Mr. Hajime Abe.	Jeffrey DeNunzio resigned as the sole officer and director in June, 2013, and sold 100% of his shares for $34,900

*Gold Eagle Acquisition, Inc. as of this date August 21, 2013 remains as a shell company.

ITEM 6. EXECUTIVE COMPENSATION

Jeffrey DeNunzio, our sole officer and director does not receive any compensation for his services rendered to our company since inception, has not received such compensation in the past other than described as below and is not accruing any compensation pursuant to any agreement with us. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. Our sole officer and director intends to devote no more than five (5) hours a week to our affairs. However, Mr. DeNunzio paid certain formation expenses related to our incorporation and contributed time to such formation and in developing our business concept and plan. The board of directors (consisting solely of Mr. DeNunzio) valued the formation expenses and services at $2,000 and issued 20,000,000 shares of restricted common stock as founder shares to Mr. DeNunzio as repayment for the loan to the company. To the extent that the formation expenses were less than $2,000, then Mr. DeNunzio is deemed to have received compensation for such difference.

Mr. DeNunzio will not receive any finder's fee, either directly or indirectly, as a result of his efforts to implement the Company's business plan outlined herein.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

The following table shows for the period ended July 31, 2013, the compensation awarded (earned) or paid by us to our named executive officers or acting in a similar capacity as that term is defined in Item 402(a)(2) of Regulation S-K. There are no understandings or agreements regarding compensation that our management will receive after a business combination that is required to be included in this table, or otherwise.

SUMMARY COMPENSATION TABLE
Name and principal position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jeffrey DeNunzio, President	July 31, 2013	—	—	$2,000 *	—	—	—
July 31, 2013

*On July 29, 2013, we issued a total of 20,000,000 shares of our common stock to Mr. DeNunzio, at par value $0.0001 per share, for services he rendered on behalf of the company, including loaning the company money for expenses, relating to, incorporation fees, annual resident fees in the State of Delaware and developing our business concept and plan.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We utilize the office space and equipment of our management at no cost.

On July 29, 2013, 20,000,000 shares of common stock were issued to Jeffrey DeNunzio, our sole officer and director. At July 31, 2013 there is a related party accounts payable in the amount of $2,244.

Jeffrey DeNunzio is the 100% shareholder of Wealth Acquisition, Inc. and is also the sole Officer and Director of the Company as well as President and CEO of the Company.

As the organizer and developer of Wealth Acquisition, Inc., Jeffrey DeNunzio may be considered a promoter. Mr. DeNunzio has provided services to Wealth Acquisition, Inc. consisting of filing the charter corporate documents and preparing this registration statement. In exchange for these services and the loan to the company to file these documents made by Mr. DeNunzio, he has been repaid in the form of 20,000,000 shares of our common stock.

Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

We have not:

-	Established our own definition for determining whether our director and nominees for directors are "independent" nor have we adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be "independent" under any applicable definition given that they are officers of the Company; nor,

-	Established any committees of the Board of Directors.

Given the nature of our company, our limited shareholder base and the current composition of our management, our Board of Directors does not believe that we require any corporate governance committees at this time. Our Board of Directors takes the position that management of a target business will establish:

-	Its own Board of Directors,

-	Establish its own definition of 'independent" as related to directors and nominees for directors,

-	Establish committees that will be suitable for its operations after the Company consummates a business combination.

ITEM 8. LEGAL PROCEEDINGS

Presently, there are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information.

Our Common Stock is not trading on any stock exchange.

(b) Holders.

As of the date of this registration statement, there is one holder of an aggregate of 20,000,000 shares of the Common Stock issued and outstanding.

(c) Dividends.

We have not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of our management to utilize all available funds for the development of our business.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

On July 29, 2013, 20,000,000 shares were issued to Jeffrey DeNunzio for founder services rendered to us, valued at $2,000. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a public offering as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a public offering. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

(a) Common and Preferred Stock.

We are authorized by our Certificate of Incorporation to issue an aggregate of 520,000,000 shares of capital stock, of which 500,000,000 are shares of common stock, par value $0.0001 per share (the "Common Stock") and 20,000,000 are shares of preferred stock, par value $0.0001 per share (the Preferred Stock). As of of the date of this registration statement, 20,000,000 shares of Common Stock and zero shares of Preferred Stock were issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 20,000,000 shares of Preferred Stock with designations, rights and preferences to be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that we will not do so in the future.

The following statements relating to the capital stock set forth the material terms of our securities; however, reference is made to the more detailed provisions of, and such statements that are referenced in the certification of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

(b) Debt Securities.

None.

(c) Other Securities to be Registered.

None.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Under the General Corporation Law of the State of Delaware, or DGCL Section, a corporation is required to indemnify both the current and former directors or officers of the corporation against expenses actually and reasonably incurred if the particular current or former director or officer seeking indemnification is successful on the merits or otherwise in defense of any action, suit or proceeding brought by reason of the fact that such person was a director or officer of the corporation. In addition, a corporation may indemnify its current or former directors or officers against (i) judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys’ fees, in the case of a third-party action, and (ii) expenses, including attorneys’ fees (but not amounts paid in settlement or judgments), in the case of an action by the corporation or a derivative action brought by a stockholder, in each case incurred in any actual or threatened litigation brought by reason of the fact that such person was serving in one of the previously mentioned capacities. In order for an individual to qualify for what is generally referred to as “permissive indemnification,” an appropriate body, such as the board’s disinterested directors, must determine that such individual has met the requisite standard of conduct.

However, the weakness of indemnification, whether required or permitted by statute, is that the current or former director or officer must either prevail in the action or have met the requisite standard of conduct. This means that the director or officer must fund a defense to reach the required result. In recognition of this, the DGCL permits a corporation to advance the expenses incurred by a current or former director or officer in defending third-party or derivative actions without regard to a standard of conduct. As a condition precedent to the advancement of expenses, a corporation is required to obtain from a director or officer to whom expenses are advanced an undertaking to repay any amounts advanced in the event that it is later determined that such person is not entitled to indemnification.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

We set forth below a list of our audited financial statements included in this Registration Statement on Form 10.

Wealth Acquisition, Inc.

(A Development Stage Company)

Index to Financial Statements

Page*

Report of Independent Registered Public Accounting Firm	F-1

Financial Statements:

Balance Sheet as of July 31, 2013	F-2

Statement of Operations for the period July 22, 2013 (date of inception) to July 31, 2013	F-3

Statement of Changes in Stockholders (Deficit) for the period July 22, 2013 (date of inception) to July 31, 2013	F-4

Statement of Cash Flows for the period July 22, 2013 (date of inception) to July 31, 2013	F-5

Notes to Financial Statements	F-6 to F-9

Messineo & Co, CPAs LLC 2451 N McMullen Booth Rd - Ste. 309 Clearwater, FL 33759-1362 T: (727) 421-6268 F: (727) 674-0511

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

Wealth Acquisition, Inc.

780 Reservoir Avenue

Cranston, RI 02910

Email teakwood5@cox.net

We have audited the accompanying balance sheet of Wealth Acquisition, Inc. from the period from inception, July 22, 2013 to July 31, 2013 and the related statements of operations, stockholders' equity and cash flows for the year then ended and for the period from July 22, 2013 (inception) to July 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wealth Acquisition , Inc. for the period from inception, July 22, 2013 to July 31, 2013, and the results of its operations and its cash flows for the year then ended, and for the period from July 22, 2013 (inception) to July 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had a net loss, no cash flow from operating activities, and is still in the development stage. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Messineo & Co. CPAs, LLC

Clearwater, Florida

August 21, 2013

Wealth Acquisition, Inc.
(A Development Stage Company)
Balance Sheet

As of
July 31,
2013

ASSETS

Current Assets

Prepaid Expenses	$2,000 -

Total Current Assets	2,000 -

TOTAL ASSETS	$2,000 -

LIABILITIES & STOCKHOLDER’S (DEFICIT)

Current Liabilities

Accounts Payable-Related Party	$2,244 -

Total Current Liabilities	2,244 -

TOTAL LIABILITIES	2,244 -
COMMITMENTS AND CONTINGENCIES (note 4)
Stockholder’s (Deficit)

Preferred stock, ($.0001 par value, 20,000,000
shares authorized; none issued and outstanding.)	-
Common stock ($.0001 par value, 500,000,000
shares authorized; 20,000,000 shares issued and	2,000
outstanding as of July 31, 2013)
Deficit accumulated during development stage	(2,244)

Total Stockholder's (Deficit)	<244> -

TOTAL LIABILITIES & STOCKHOLDER’S (DEFICIT)	$2,000 -

See Notes to Financial Statements.

Wealth Acquisition, Inc.
(A Development Stage Company)
Statements of Operations
For the period July 22, 2013 Through July 31, 2013

July 22, 2013
(Inception)
Through
July 31, 2013

Revenues

Revenues	$ -

Total Revenues	-

General & Administrative Expenses
Organization and related expenses	2,244

Total General & Administrative Expenses	2,244

Net Loss	$ (2,244)

Basic loss per share	$ (0.00)

Weighted average number of
common shares outstanding	4,444,444

See Notes to Financial Statements.

Wealth Acquisition, Inc.
(A Development Stage Company)
Statement of Changes in Stockholder’s (Deficit)
For the period July 22, 2013 Through July 31, 2013

				Deficit
				Accumulated
		Common	Additional	During
	Common	Stock	Paid-in	Development
	Stock	Amount	Capital	Stage	Total

July 22, 2013 (inception)
Shares issued for services at $.0001 per share, July 29, 2013	20,000,000	$2,000	-		2,000

Net loss, July 31, 2013				($2,244)	(2,244)

Balance, July 31, 2013	20,000,000	$2,000	-	($2,244)	(244)

See Notes to Financial Statements.

Wealth Acquisition, Inc.
(A Development Stage Company)
Statements of Cash Flows
For the period July 22, 2013 Through July 31, 2013

Inception
Through
July 31,
2013

CASH FLOWS FROM OPERATING ACTIVITIES

Net (loss)	$(2,244)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Issuance common stock for services	2,000
Changes in Assets and Liabilities:
Prepaid expenses	(2,000)

Accounts payable- Related party	2,244

-

Net cash used by operating activities	0

Net increase (decrease) in cash	0

Cash at beginning of year	0

Cash at end of year	$0

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Interest paid	$-

Income taxes paid	$-

See Notes to Financial Statements.

Wealth Acquisition, Inc.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM July 22, 2013 (INCEPTION) TO July 31, 2013

Note 1 – Organization and Description of Business

Wealth Acquisition, Inc. (the Company), a development stage company, was incorporated under the laws of the State of Delaware on July 22, 2013 and has been inactive since inception. The Company intends to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.

The Company has elected July 31st as its year end.

Note 2 – Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States (See Note 2) regarding the assumption that the Company is a “going concern”.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business. Its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at July 31, 2013 were $0.

Cash Flows Reporting

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.  No deferred tax assets or liabilities were recognized as of July 31, 2013.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, Earnings per Share. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company. As of July 31, 2013, there were no common stock equivalents or options outstanding.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

The Company follows FASB Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
•	Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of July 31, 2013. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, accrued compensation and accrued expenses. The fair value of the Company’s notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

Share Based Expenses

ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The company had no stock-based compensation plans July 31, 2013. The Company had one stock issuance to its founder in the amount of 20,000,000 restricted common shares for services provided during the year ended July 31, 2013.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.  Related party transactions for the year ended July 31, 2013 totaled $2,244 and were comprised solely of accounts payable.

Recently Issued Accounting Pronouncements

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

Note 4 – Commitments and Contingencies

The Company follows FASB ASC 450-20, Loss Contingencies to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of July 31, 2013.

Note 5 – Stockholder’s Deficit

On July 29, 2013, the Company issued 20,000,000 of its $0.0001 par value common stock at $0.0001 per share to the founder of the Company in exchange for developing the Company’s business concept and plan..

The stockholders equity section of the Company contains the following classes of capital stock as of July 31, 2013:

-	Common stock, $ 0.0001 par value: 500,000,000 shares authorized; 20,000,000 shares issued and outstanding
-	Preferred stock, $ 0.0001 par value: 20,000,000 shares authorized; none issued and outstanding.

Note 6 – Related-Party Transactions

At July 31, 2013 the company had a related-party payable in the amount of $2,244 to its sole officer and shareholder.

Note 6 – Financial Instruments and Risk Concentration

Note 7 – Subsequent Events

Management has evaluated subsequent events through August 21, 2013, the date the financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between us and our accountants on any matter of accounting principles, practices or financial statement disclosure.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

The financial statements included in this Registration Statement on Form 10 are listed in Item 13 and commence following page 21.

Exhibits

Exhibit Number	Description
3.1		Certificate of Incorporation*
3.2		By-Laws*
23.1		Consent of Independent Registered Public Accounting Firm*

______________

* Filed herewith

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 23, 2013	Wealth Acquisition, Inc.

	By:	/s/ Jeffrey DeNunzio
Name: Jeffrey DeNunzio
Title: President and CEO